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                                                                   EXHIBIT 15(j)

                           PACIFIC HORIZON FUNDS, INC.

                  ADMINISTRATIVE AND SHAREHOLDER SERVICES PLAN



                  This Administrative and Shareholder Services Plan (the "Plan") has been adopted by the Board of Directors of Pacific Horizon Funds, Inc. (the "Company") in connection with the Class D - Special Series 5, Class E - Special Series 5, Class F Special Series 5, Class G - Special Series 5, Class M - Special Series 5, Class N - Special Series 5, Class O - Special Series 5, Class Q - Special Series 5, Class R - Special Series 5, Class S Special Series 5, Class T - Special Series 5, Class U - Special Series 5, Class V - Special Series 5 and Class W - Special Series 5 shares of the Aggressive Growth, U.S. Government Securities, Capital Income, California Tax-Exempt Bond, Intermediate Bond, Blue Chip, Asset Allocation, National Municipal Bond, Utilities, Growth and Income, International Equity, Short-Term Government, International Bond and Corporate Bond Funds, respectively (all such shares hereinafter called "K Shares" and such funds the "Funds").

                  SECTION 1. EXPENSES. The Company may incur aggregate expenses under the Plan in an amount not to exceed 1.00% annually of the average daily net assets of a Fund's outstanding K Shares. The total expenses incurred under this Plan and the Distribution Plan for K Shares may not exceed, in the aggregate, 1.00% annually of the average daily net assets of a Fund's outstanding K Shares.

                  SECTION 2. ADMINISTRATIVE SERVICES COVERED BY PLAN. The Company may pay securities dealers, brokers, financial institutions or other industry professionals, such as investment advisors, accountants, and estate planning firms, including any of the Company's service providers (severally, a "Service Organization") for administrative support services provided with respect to its customers' K Shares. Such administrative support services shall be provided pursuant to an Administrative and Shareholder Services Agreement.

                  SECTION 3. ADMINISTRATIVE SERVICING FEES COVERED BY PLAN. Subject to Section 1 of this Plan, administrative support servicing fees paid to a Service Organization shall be in consideration for the administrative support services provided pursuant to its Administrative and Shareholder Services Agreement and may be paid at an annual rate of up to .75% of the average daily net assets of a Fund's outstanding K Shares owned of record or beneficially by that Service Organization's customers for whom such Service Organization is the dealer of record or holder of


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record or with whom it has a servicing relationship. Such fees shall be calculated and accrued daily, paid monthly, and computed in the manner set forth in the Administrative and Shareholder Services Agreement.

                  SECTION 4. SHAREHOLDER SERVICES COVERED BY PLAN. The Company may also pay Service Organizations for shareholder services provided with respect to its customers' K Shares. Such shareholder services shall be provided pursuant to an Administrative and Shareholder Services Agreement.

                  SECTION 5. SERVICING FEES COVERED BY PLAN. Subject to Section 1 of this Plan, shareholder servicing fees paid to a Service Organization shall be in consideration for the shareholder services provided pursuant to its Administrative and Shareholder Services Agreement and may be paid at an annual rate of up to .25% of the average daily net assets of a Fund's outstanding K Shares owned of record or beneficially by that Service Organization's customers for whom such Service Organization is the dealer of record or holder of record or with whom it has a servicing relationship. Such fees shall be calculated and accrued daily, paid monthly, and computed in the manner set forth in the Administrative and Shareholder Services Agreement.

                  SECTION 6. EXPENSES ALLOCATED, COMPLIANCE. Amounts paid by a Fund must be for administrative support and/or shareholder services rendered for or on behalf of the holders of the Fund's K Shares.

                  SECTION 7. REPORTS TO COMPANY. So long as this Plan is in effect, the distributor of the Company (the "Distributor") shall provide the Company's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

                  SECTION 8. APPROVAL OF PLAN. This Plan will become effective with respect to a particular Fund's K Shares (a) on the date the public offering of such shares commences after the approval by written consent of the sole shareholder of outstanding K Shares of that Fund, and (b) upon the approval by a majority of the Board of Directors, including a majority of those directors who are not "interested persons" (as defined in the Investment Company Act of 1940 (the "1940 Act")) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (the "Disinterested Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.


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                  SECTION 9. CONTINUANCE OF PLAN. Unless sooner terminated in accordance with the terms hereof, this Plan shall continue until October 31, 1996, and thereafter, shall continue in effect for so long as its continuance is specifically approved at least annually by the Company's Board of Directors in the manner described in Section 8(b) hereof.

                  SECTION 10. AMENDMENTS. This Plan may be amended at any time by the Board of Directors provided that any material amendments of the terms of the Plan shall become effective only upon approval in the manner described in
Section 8(b) hereof.

                  SECTION 11. TERMINATION. This Plan, as to any Fund or any Class of any Fund, is terminable without penalty at any time by (a) a vote of a majority of the Disinterested Directors, or (b) a vote of a majority of such outstanding K Shares of such Class.

                  SECTION 12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.


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                           PACIFIC HORIZON FUNDS, INC.
                                 (THE "COMPANY")

            FORM OF ADMINISTRATIVE AND SHAREHOLDER SERVICES AGREEMENT
                                       TO
                  ADMINISTRATIVE AND SHAREHOLDER SERVICES PLAN


Ladies and Gentlemen:

We wish to enter into this Administrative and Shareholder Services Agreement ("Agreement") with you concerning the provision of administrative and/or shareholder support services to your customers ("Clients") who may from time to time be the record or beneficial owners of "K" shares (such shares referred to herein as the "Shares") of one or more of the Company's investment portfolios (individually, a "Fund" and collectively, the "Funds"), which are listed on Appendix A.

The terms and conditions of this Agreement are as follows:

SECTION 1. You agree to provide reasonable assistance in connection with the following administrative support services* to your Clients who may from time to time own of record or beneficially a Fund's Shares: (i) processing dividend and distribution payments from a Fund on behalf of Clients; (ii) providing statements periodically to your Clients showing their positions in the Shares;
(iii) providing the information to the Funds necessary for accounting or sub-accounting; (iv) if required by law, forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; (v) aggregating and processing purchase, exchange, and redemption requests from Clients and placing net purchase, exchange, and redemption orders for your customers; (vi) establishing and maintaining accounts and records relating to Clients that invest in Shares; and (vii) other similar services we may reasonably request to the extent you are permitted to so under applicable law.

SECTION 2. You further agree to provide reasonable assistance in connection with the following shareholder support services* to your Clients who may from time to time own of record or beneficially a Fund's Shares: (i) arranging for bank wires; (ii) responding to routine Client inquiries concerning their investment in Shares; (iii) assisting customers in changing dividend options, account designations and addresses; and (iv)

*        Services may be added or deleted in a particular Agreement.
         For example, administrative support or shareholder support services may be deleted.


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other similar shareholder support services we may reasonably request to the extent you are permitted to so under applicable law.

SECTION 3. You will provide such office space and equipment, telephone and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Clients.

SECTION 4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us, a Fund, or its Shares except those contained in the Company's then current prospectus for such Shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

SECTION 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

SECTION 6. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefore, a
fee at the annual rate of      % (     % and      % for administrative support
services and shareholder support services, respectively) of the average daily net assets of the particular Fund's outstanding K Shares, owned of record or beneficially by your Clients from time to time for whom you are the dealer of record or holder of record or with whom you have a servicing relationship ("Clients' Shares"). Said fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 6, the average daily net asset value of the Clients' Shares will be computed in the manner specified in the Company's then current Registration Statement in connection with the computation of the net asset value of the particular Fund's Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Shares, including the sale of such Shares to you for the account of any Client(s).

SECTION 7. You acknowledge that you will provide to the Funds' Board of Directors, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such revenues, you will furnish us or our designees with such information as we or they may reasonably request (including,


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without limitation, periodic certifications confirming the provision to Clients of some or all of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to the Funds' Board of Directors concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

SECTION 8. We may enter into other similar Administrative and Shareholder Services Agreements with any other person or persons without your consent.

SECTION 9. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) the compensation payable to you hereunder and the receipt of such compensation by you hereunder, together with any other compensation you receive from Clients in connection with the investment of their assets in Shares of the Funds, is permissible under applicable law, including without limitation the Employee Retirement Income Security Act of 1974, as amended, will be disclosed to your Clients, will be authorized by your Clients and will not be excessive or unreasonable; and (ii) the services provided by you under this Agreement will in no event be primarily intended to result in the sale of K shares. You further agree to abide by all applicable laws, including without limitation, all applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended and all applicable rules and regulations thereunder.

SECTION 10. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until October 31, 1996, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the Funds in the manner described in Section 13 hereof. This Agreement is terminable with respect to any Class of Shares, without penalty, at any time by the Funds (which termination may be by vote of a majority of the Company's Disinterested Directors as defined in Section 13 hereof or by vote of the holders of a majority of the outstanding Shares of such Class) or by you upon notice to the other party hereto. This Agreement will terminate in the event of its assignment (as defined in the Investment Company Act of 1940 (the "Act")).

SECTION 11. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.


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SECTION 12. This Agreement will be construed in accordance with the laws of the
State of New York without giving effect to principles of conflict of laws.

SECTION 13. This Agreement has been approved by vote of a majority of (i) the Company's Board of Directors and (ii) those Directors who are not "interested persons" (as defined in the Act) of the Company and have no direct or indirect financial interest in the operation of the Administrative and Shareholder Services Plan adopted by the Company regarding the provision of administrative and shareholder support services to the record or beneficial owners of Shares or in any agreements related thereto ("Disinterested Directors"), cast in person at a meeting called for the purpose of voting on such approval.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, Concord Financial Group, Inc., 3435 Stelzer Road, Columbus, Ohio 43219-8000.

Very truly yours,
CONCORD FINANCIAL GROUP, INC.


By:_________________________________________________
      Authorized Officer


Accepted and Agreed to:

____________________________________________________
Name of Organization

By:_________________________________________________
      Authorized Officer

Date:_______________________________________________

____________________________________________________
Taxpayer Identification Number

____________________________________________________
Account Number

____________________________________________________
Dealer Code


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                                   APPENDIX A
                                   ----------

         Please check the appropriate boxes to indicate the Funds of the Company for which you wish to act as a Service Organization with respect to the Shares:

[     ]    Aggressive Growth Fund (Class D - Special Series 5)

[     ]    U.S. Government Securities Fund (Class E - Special Series 5)

[     ]    Capital Income Fund (Class F - Special Series 5)

[     ]    California Tax-Exempt Bond Fund (Class G - Special Series 5)

[     ]    Intermediate Bond Fund (Class M - Special Series 5)

[     ]    Blue Chip Fund (Class N - Special Series 5)

[     ]    Asset Allocation Fund (Class O - Special Series 5)

[     ]    National Municipal Bond Fund (Class Q - Special Series 5)

[     ]    Utilities Fund (Class R - Special Series 5)

[     ]    Growth and Income Fund (Class S - Special Series 5)

[     ]    International Equity Fund (Class T - Special Series 5)

[     ]    Short-Term Government Fund (Class U - Special Series 5)

[     ]    International Bond Fund (Class V - Special Series 5)

[     ]    Corporate Bond Fund (Class W - Special Series 5)



___________________________________________
(Service Organization Name)


By:________________________________________

___________________________________________
   Authorized Officer


Dated:_____________________________________


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